UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2020

VIRTUAL INTERACTIVE TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

Nevada	None	36-4752858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

600 17th Street, Suite 2800 South

Denver, CO 80202

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (303) 228-7120

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 16, 2020, Janelle Gladstone was appointed as a director of the Company. Prior to joining the Company’s board of directors, Ms. Gladstone (age 54) spent the majority of her past 37 years in all aspects of the dental industry. In early 2016 Ms. Gladstone made a change to her career goals and obtained her real estate license. For the past five years Ms. Gladstone has been a residential realtor. She has also been involved with a number of businesses, including an electric mountain bike distributor, a PPE and COVID19 test distribution company, and a medical finance company providing financing options to the general public to assist in covering health care expenses. Ms. Gladstone’s passion for growing companies and developing lifelong personal and professional relationships will make her an excellent addition to the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2020	Virtual Interactive Technologies Corp.

	By:	/s/ James W. Creamer III
James W. Creamer III
Chief Financial Officer